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                                                                    EXHIBIT 10.5

                             STOCK OPTION AGREEMENT

THIS AGREEMENT, made and entered into as of this 20th day of March 1995, by and between STERILE RECOVERIES, INC., a Florida corporation, with principal offices and place of business at Suite 201, 28100 U.S. Highway 19 North, Clearwater, Florida 34621 (hereinafter referred to as the "Corporation"), and ROBERT NORMYLE, an individual residing at 2968 Windridge Oak Drive, Palm Harbor, FL 34684, in the State of Florida (hereinafter referred to as the "Optionee").

                                  WITNESSETH:

         WHEREAS, the Optionee has been a valuable executive, employed by the Corporation; and

         WHEREAS, the Optionee, with the mutual agreement of the Corporation, has severed his employment with the Corporation and has established as an independent manufacturer's representative, with the right to represent the Corporation for joint Corporation/Sterile Concepts, Inc. business in Teas during 1995; and

         WHEREAS, the Corporation recognizes the valuable services performed for it by the Optionee and wishes to maintain a positive, on-going relationship with Optionee; and

         WHEREAS, the parties hereto wish to provide the terms upon which the Corporation shall provide a stock option to the Optionee; and

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1.       RECITALS.  The recitals are incorporated herein.

2. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

         a. "Book Value" of the Corporation common stock means the Book Value of the common stock calculated as of the last day of a calendar year, on a consolidated basis, using generally accepted accounting principles consistently applied, while giving due regard for the accounting conventions and elections of the Corporation.

         b. "Business relationship" means the relationship of the Optionee with the Corporation as employee, contractor, distributor, sales representative, agent, or consultant, directly, and also indirectly, through any corporation, company, or other affiliate owned in whole or in part by the Optionee or any member of the Optionee's immediate family.

         c. "Cause" means that the Optionee's business relationship with the Corporation was terminated by the Corporation because the Optionee:

                 i. committed or participated in an injurious act of fraud or dishonesty against Corporation or others doing business with the Corporation; or

                 ii. committed or participated in an injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against Corporation or others doing business with the Corporation; or

                 iii. was convicted of engaging in a criminal enterprise involving moral turpitude.
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         d.      "Competition" means that the Optionee has during the period the Option may be exercised, engaged in competition with the business of the Corporation, or sold, marketed or otherwise distributed any product that is competitive with any product sold, marketed or otherwise distributed by the Corporation, whether such activity was done directly, or indirectly, in any capacity, whether as employee, contractor, distributor, sales representative, agent, consultant, partner, proprietor, stockholder, or otherwise, within the United States, or any state or political subdivision thereof.

         e. "Sale of Business" means a transaction in which: (i) the Corporation sells all, or substantially all, of its assets in a single transaction, or a series of related transactions, or (ii) the Shareholders sell all, or substantially all, of the then issued and outstanding shares of Common Stock of the Corporation to one or more persons (other than the Corporation), who is not a person included within the definition of Shareholders of the Corporation, or (iii) the Corporation has publicly offered twenty percent (20%), or more, of its then outstanding shares of common stock. "Substantially all" means eighty percent (80%) or more in value, and also, in the case of shares, voting rights.

         f. "Shareholders" means Richard T. Isel, Wayne R. Peterson, and James T. Boosales, the present shareholders of the Corporation, and any member of the immediate families of any of them (spouse, child, grandchild, or spouse of a child or grandchild), or trusts for any such person, who at the time is a shareholder of the Corporation.

3. OPTION. The Corporation hereby irrevocably grants to the Optionee, as a matter of separate agreement and not in lieu of other compensation for services, the right and option, hereafter called the Option, to purchase all or any part of an aggregate of Twelve Thousand Five Hundred (12,500) shares of common stock of the Corporation, hereinafter called the Shares, on the terms and conditions herein set forth.

4. OPTION PRICE. The purchase price of each of the Shares shall be $1.00 per Share.

5.       DURATION OF OPTION.  The Option shall continue for a period of ten
(10) years from the date hereof and, unless sooner terminated under the provisions of hereof, shall expire at the end of such period.

6. TERMINATION OF OPTION. This Option shall terminate as to any unexercised Shares prior to the end of the ten (10) year period on the earlier of:

         a. the date the Option is "put" to the Corporation by the Optionee in accordance with this Agreement; or

         b.      six (6) months after the date of the Optionee's death; or

         c. the date the Optionee's "business relationship" with the Corporation was terminated by the Corporation "for cause," or

         d. the date the Optionee engages in "competition" with Corporation.

7. TRANSFER. The Option may not be transferred except by last will and testament, or the laws of descent and distribution, and may be exercised only by the Optionee during his lifetime. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as noted herein), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar



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process.  Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process on the Option, shall be null and void and without effect.

8. DEATH OF OPTIONEE. Subject to the terms of this Agreement, in the event of the Optionee's death the Option may be exercised by the legal representatives of the estate of the Optionee or by the person or persons to whom the Optionee's rights under the Option shall pass by will or the laws of descent and distribution.

9. TOTAL OR PARTIAL EXERCISE. The Option may be exercised either at one time as to the total number of Shares or from time to time as to any portion thereof in units of 1,000 Shares or multiples thereof.

10. PURCHASE FOR INVESTMENT ONLY. The Optionee represents and agrees, and each other person who, pursuant to this Agreement, shall exercise the Option in whole or in part shall be required to represent and agree at the time of exercise, that any and all Shares of common stock purchased by him pursuant to the Option will be purchased for investment and not with a view to the distribution or resale thereof.

11. NO ADJUSTMENT ON RECAPITALIZATION. There shall be no adjustment in the number of shares subject to this Option in the event of any recapitalization, merger, reorganization, reclassification of stock, consolidation, split-up, stock dividend, or other change in the corporate structure of Capitalization affecting the Corporation's common stock as presently constituted.

12. REGISTRATION OF SHARES. All such Shares issued upon exercise of the option shall be unregistered shares within the meaning of applicable federal and state securities laws, and the Corporation shall have no obligation to register such Shares or integrate them in any public offering of securities made by the Corporation. If, however, at the time the Option is exercised, the Corporation is in the process of registering other shares of stock or securities for public distribution, the Corporation may, in its discretion, defer the issuance of Shares to the Optionee until the securities being registered have been distributed in accordance with the Corporation's plan of distribution, or, in its discretion, include the Shares in the registration. Issued Shares shall be endorsed evidencing the non-transferability of the Shares except in compliance with applicable securities laws and exemptions from registration thereunder.

13. S CORPORATION STATUS. The Corporation presently reports its net income as an S Corporation for federal income taxes. Upon the first exercise of the Option, the Optionee shall deliver a written agreement to the Corporation, which shall be binding as to all exercises of the Option, agreeing that so long as the shareholders of the Corporation have not voluntarily revoked the election of S corporation status under federal income tax laws, as provided in the Internal Revenue Code of 1986, as amended, no transfer of the Shares shall be made by the Optionee to any third party except to a person who is eligible to become a qualified shareholder under any federal or state tax statute the Corporation has adopted, including without limitation, Subchapter S status, and agrees in writing to file any necessary consents to continue such status and further agrees in writing not to terminate the qualification without the approval of the remaining Shareholders.

14. SHAREHOLDERS' AGREEMENTS AND BYLAWS. The Shares when issued shall be subject to the bylaws of the Corporation and to any agreement between Corporation stockholders restricting or governing the transfer of shares of stock.





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15.      NOTICE OF EXERCISE; ISSUANCE OF CERTIFICATES.  Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Corporation. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, shall contain a representation and agreement by the person or persons so exercising the Option that such Shares are being purchased for investment and not with a view to the distribution or resale thereof, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by a certified or bank cashier's check payable to the order of the Corporation for the full purchase price of the Shares in respect of which the Option is being exercised. The certificate or certificates representing the Shares shall be issued and delivered by the Corporation as soon as practicable after receipt of the notice and payment. Such certificate or certificates shall be registered in the name of the Optionee (or the Optionee's successor in interest, if the Optionee is deceased), or, if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship (or as tenants by the entireties, if the person is the Optionee's spouse), and shall be delivered to or on the written order of the person or persons exercising the Option. In the event the Option is being exercised by the successor in interest of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

16. OPTIONEE'S RIGHT TO PUT OPTION TO CORPORATION. At any time prior to the date the Option is fully exercised, terminates, or expires by its own terms, the Optionee, but not any successor in interest to the Optionee, may elect to "put" all, and not less than all, of his Option to the remaining, unexercised Shares to the Corporation.

         a. The Optionee shall exercise his right to put the Option to the Corporation by delivering written notice to the Corporation of his election.

         b. Upon exercise of the put, the Option as to all unexercised Shares shall immediately terminate.

         c. Within sixty (60) days after the notice is delivered to the Corporation, a closing shall take place at the office of the Corporation and the Corporation shall pay the Optionee, by a certified or bank cashier's check payable to the Order of the Optionee, a price equal to: (i) the "Book Value" of the unexercised Shares, determined in accordance with this Agreement as of the then immediately preceding December 31st, reduced (ii) by One Dollar ($1.00) for each such Share, which is the price the Optionee would pay for the unexercised Shares had the Option for all of such Shares been exercised by the Optionee at the time.

17. CORPORATION'S RIGHT TO PURCHASE STOCK. The Corporation shall have the right at any time, and from time to time, to purchase Shares issued to the Optionee from the Optionee, or the Optionee's beneficiaries or other successor in interest, in accordance with this paragraph.

         a. The Corporation shall exercise its right to purchase all, and not less than all, of the Shares issued to Optionee and then outstanding, by delivering written notice to the Optionee of the Corporation's election.

         b. Within sixty (60) days after the notice is delivered by the Corporation, a closing shall take place at the office of the Corporation and the Corporation shall pay the Optionee, by a certified or bank cashier's check payable to the Order of the Optionee, a price equal to the "Book Value" of the Shares, determined in accordance with this Agreement as of the then immediately preceding December 31st.





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         c.      PROVIDED, HOWEVER, if prior to the Corporation exercising its option: (i) a Sale of Business transaction has occurred, (ii) a binding agreement for a Sale of Business transaction has been entered into, closing thereunder is pending, and the agreement has not expired or terminated by its terms or agreement of the parties, or (iii) a written letter of intent to enter into a Sale of Business transaction is in effect, the proposed transaction has not closed, and the letter has not expired or terminated, then the Share price shall be at the price that would be applicable under the Sale of Business transaction.

         d. PROVIDED FURTHER, HOWEVER, if the Corporation exercises its right to purchase the Shares and within six (6) months thereafter a Sale of Business transaction occurs at a price whereunder the Optionee would have received a higher price for his Shares, the Corporation shall, upon the closing of the Sale of Business transaction, pay the Optionee a supplemental purchase price equal to the price differential between the price paid the Optionee for the Shares and the price that would have resulted from the Sale of Business transaction, after considering all appropriate adjustments, including, but not limited to tax affects and the costs of the transaction.

         e. The Shares issued shall bear a restrictive endorsement subjecting them to the provisions of this Agreement.

18. DISPUTE AS TO VALUE OF SHARES. In the event there is any dispute between the parties as to value or price of the Shares under paragraph 16 or paragraph 17, the value or price shall be determined by the independent certified public accountant of the Corporation, whose decision shall, unless fraudulent or patently erroneous, be final and binding upon the parties.

19. NO TRUST CREATED. Nothing contained herein, and no action taken pursuant to the provisions hereof by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Optionee, or any other person, and the Corporation.

20. NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment, or any other business relationship, in any capacity, or for any term of years, nor as conferring upon the Optionee the right to continue a business relationship with the Corporation, in any capacity.

21. NO SHAREHOLDER RIGHTS. This Agreement does not entitle the Optionee to any dividend, distribution, or any voting right, or other rights of Corporation shareholders with respect to the Shares prior to the date the Option is exercised and the Shares are purchased.

22. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto or their respective successors, and may not be otherwise terminated except as provided herein.

23. INUREMENT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Optionee, his successors, heirs, executors, administrators and beneficiaries.

24. NOTICES. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand. Notice sent to the Corporation shall be sent to the President, and a copy thereof shall be sent to the Treasurer.





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25.      GOVERNING LAW.  This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Florida.

26. ARBITRATION. In the event of any dispute related to this Agreement between the parties, or in the event of any breach by either party arising out of or related to this Agreement, the dispute or breach shall be resolved by arbitration in accordance with the Florida Arbitration Code then pertaining. The prevailing party shall be reimbursed costs of arbitration including reasonable attorney fees through all proceedings. The arbitration proceedings shall be held in Pinellas County, Florida unless otherwise agreed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Clearwater, Florida, the day and year first above written.

                                 STERILE RECOVERIES, INC.

                                 By:     /s/ James T. Boosales
                                         -------------------------------------
                                         James T. Boosales


                                 OPTIONEE:

                                 By:     /s/ Robert Normyle
                                         -------------------------------------
                                         Robert Normyle





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